SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

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                                 Form 8-K
                              Current Report
                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): February 25, 2003

                             RIVOLI BANCORP, INC.
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             (Exact name of registrant as specified in its charter)

     Georgia                       0-49691                         58-2631780
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(State or other           (Commission File Number)                (IRS Employer
 jurisdiction                                                     Identification
of incorporation)                                                      No.)

                5980 Zebulon Road, Macon, Georgia         31210
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            (Address of principal executive offices)     (Zip Code)

      Registrant's telephone number, including area code    (478) 742-5040
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                                       N/A
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         (Former name or former address, if changed since last report)


ITEM 5.   OTHER EVENTS.
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     On February 25, 2003, the Board of Directors of Rivoli BanCorp, Inc. (the
"Company") approved a stock repurchase program authorizing the Company to repurchase up to 20,000 shares of its common stock over the next 24 months.
The timing of the purchases and the exact number of shares to be purchased will be dependent on future market conditions. The repurchases will be made from time to time, through privately negotiated transactions, at the discretion of management of the Company. There is no public trading market for the Company's common stock. The Board of Directors believes that the repurchases may provide an important source of liquidity for the Company's shareholders, and that recent transactions in the common stock have been at prices that would make repurchases an attractive use of the Company's funds.

     There were approximately 759,163 shares of the Company's common stock outstanding at March 1, 2003.



                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RIVOLI BANCORP, INC.


March 10, 2003                             /s/ J. Patrick McGoldrick
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                                           J. Patrick McGoldrick
                                           President and Chief Executive Officer